EXHIBIT 25

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Fleming, John E. Malone and Raymond
T. Belz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 1994 of USG Corporation, and any of all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This power of attorney has been signed as of February 8, 1995 by the following persons.


\s\Eugene B. Connolly                              \s\David W. Fox
Eugene B. Connolly                                 David W. Fox
Chairman of the Board,                             Director
Chief Executive Officer,
and Director

\s\William C. Foote                                \s\Philip C. Jackson, Jr.
William C. Foote                                   Philip C. Jackson, Jr.
President, Chief Operating                         Director
Officer and Director

\s\Robert L. Barnett                               \s\Marvin E. Lesser
Robert L. Barnett                                  Marvin E. Lesser
Director                                           Director

\s\Keith A. Brown                                  \s\John B. Schwemm
Keith A. Brown                                     John B. Schwemm
Director                                           Director

\s\W. H. Clark                                     \s\Judith A. Sprieser
W. H. Clark                                        Judith A. Sprieser
Director                                           Director

\s\James C. Cotting                                \s\Barry L. Zubrow
James C. Cotting                                   Barry L. Zubrow
Director                                           Director

\s\Lawrence M. Crutcher
Lawrence M. Crutcher
Director

\s\Wade Fetzer III
Wade Fetzer III
Director